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Exhibit 99
Press Release
Source: Consolidated Energy, Inc.


CEI Receives Funding
Wednesday January 12, 12:34 pm ET

CORAL SPRINGS, Fla.--(BUSINESS WIRE)--Jan. 12, 2005--David Guthrie, President and CEO of Consolidated Energy, Inc. (OTCBB:CEIW - News; "The Company"), announced today that it consummated a bridge loan of $2,500,000 for the initial development of the Pond Creek coal seam at the Warfield Kentucky coal mine. The bridge loan will be used by Eastern Consolidated Energy Inc. (ECEI), a wholly owned subsidiary of Consolidated Energy Inc., to purchase equipment and construct slopes which will provide access to the Pond Creek coal reserves. The Pond Creek coal reserves contain a coal quality that can be used to satisfy ECEI's thirty-six month, $73,000,000 coal supply contract with American Electric Power (AEP).

ECEI anticipates shipping as much as 40,000 tons of contract coal per month to AEP beginning the second quarter of 2005. This initial loan will also facilitate the construction of a coal washing facility which will be used to enhance the value of all coals being mined at Warfield. CEI is scheduled to purchase additional equipment and expects to retire the $2,500,000 bridge loan with an additional scheduled capital infusion by the end of the first quarter of 2005.

For additional information please contact David Guthrie, purduedwg@comcast.net, President, Consolidated Energy, Inc. or call 317-887-1116.

Any statements contained in this release that are not historical facts may be considered "forward-looking statements." Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risk, uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance, or expectations expressed or implied by such forward-looking statements. Consolidated Energy does not undertake to update forward-looking statements in this news release to reflect actual results of and changes in assumptions or changes in other factors affecting such forward-looking information. Specifically, the planned equipment purchases using the bridge financing, the implementation of increased mining production, and the activation of a coal washing facility may be subject to unforeseen delays. Because the AEP contract is dependent on the company's ability to deliver the necessary amounts of coal, any such delays may also delay anticipated revenues.

          Contact:
          Consolidated Energy, Inc., Coral Springs
          David Guthrie, 317-887-1116
          purduedwg@comcast.net